UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2005

LARGE SCALE BIOLOGY CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
 (Address of principal executive offices and zip code)

(707) 446-5501
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On May 5, 2005, Large Scale Biology Corporation (the “Company”) submitted a plan of compliance to The Nasdaq Stock Market (“Nasdaq”) following notice from Nasdaq that the Company no longer complied with Marketplace Rule 4450(a)(3), because the Company’s stockholders’ equity of $9,431,000 as reported on the Form 10-K for the year ended December 31, 2004 was less than the $10,000,000 stockholders’ equity requirement for continued listing.  The Company’s stockholders’ equity as reported on the Form 10-Q for the quarter ended March 31, 2005 was $5,645,000.  Additional details of the Nasdaq’s notice are provided in the Company’s Form 8-K that was filed with the Securities and Exchange Commission on April 26, 2005.

          On May 18, 2005, the Company received notice from the staff of Nasdaq that, after reviewing the Company’s plan of compliance, Nasdaq had denied the Company’s request for continued listing on the Nasdaq National Market because it had determined that the Company’s plan did not provide sufficient definitive documentation evidencing the Company’s ability to achieve near term compliance with the Nasdaq National Market’s continued listing requirements or sustain such compliance over an extended period of time.  Therefore, the Company’s common stock will be delisted from the Nasdaq National Market, unless the Company can successfully appeal Nasdaq’s determination.

          The Company will appeal and has requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review Nasdaq’s determination to delist the Company’s common stock.  There can be no assurance the Panel will grant the Company’s request for continued listing.  The Company’s common stock will continue to be listed on the Nasdaq National Market during the appeal process.  If the common stock of the Company ceases to be listed on the Nasdaq National Market, the Company will apply for listing of its common stock on the Nasdaq SmallCap Market.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LARGE SCALE BIOLOGY CORPORATION

Date: May 24, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron Vice President, Finance and Administration